Exhibit 99.1

NEWS RELEASE

For more information, contact:
Debra J. Richardson, Sr. Vice President
(515) 273-3551, drichardson@american-equity.com
John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com
FOR IMMEDIATE RELEASE	Julie L. LaFollette, Investor Relations
February 21, 2007	(515) 273-3602, jlafollette@american-equity.com

American Equity Reports Record Operating Income

of $73.3 Million or $1.23 Per Diluted Share

WEST DES MOINES, Iowa (February 21, 2007) — American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of index and fixed rate annuities, today announced record 2006 operating income(1) of $73.3 million, or $1.23 per diluted common share, an increase of 28% over 2005 operating income of $57.1 million, or $1.31 per diluted common share.(2)  Operating income for the fourth quarter of 2006 was $18.8 million, or $0.32 per diluted common share, an increase of 29% over 2005 fourth quarter operating income of $14.6 million, or $0.32 per diluted common share.  Net income for 2006 was $75.5 million compared with $43.0 million for 2005.  Net income of $19.2 million for the fourth quarter of 2006 was increased by $1.7 million for an immaterial correction to reserve calculations under SFAS 133 and effective interest amortization on certain items, both related to prior quarters of 2006. Net income for the fourth quarter of 2005 was $11.1 million.

(1)   In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; (ii) the impact of SFAS 133, dealing with the market value changes in derivatives; (iii) the impact of consolidation under FIN 46 of American Equity Investment Service Company; and (iv) the impact of an income tax contingency liability.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends.  American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability.  A reconciliation of net income to operating income is provided in the accompanying tables.

(2)   Per share amounts between periods are not comparable as a result of the issuance of approximately 15 million shares of common stock in December, 2005 in connection with a public offering of such stock.

Performance highlights for the year include:

•                  Upgrade to “A-” (Excellent) financial strength rating by A.M. Best Company

•                  Gross spread on annuity reserves reached an all time high of 2.73%

•                  Annuity sales reached $1.9 billion

•                  Agency force exceeded 52,000 independent licensed sales agents

•                  Total assets climbed to $15.0 billion at December 31, 2006

•                  Book value per share was $10.55 at December 31, 2006

•                  Adjusted leverage ratio improved to 31.4%

INCREASED ASSETS DESPITE ADVERSE SALES TREND

During 2006 American Equity posted total sales of annuity products of $1.9 billion, a decline of 34% from record sales in 2005 of $2.9 billion.  Despite this decline, American Equity’s invested assets increased 9% to $11.4 billion and investment earnings increased 22% to $677.6 million, leading to record earnings for the year of 2006. “During 2006 we made the decision as a management team to stick to our pricing discipline and resist the temptation to sell loss leaders in a cold sales climate,” commented David J. Noble, Chairman, CEO and President of American Equity.  “We are simply not willing to trade our future profitability for short term gains in market share.”

The weighted average gross spread (annual aggregate yield on invested assets over the aggregate annual cost of money on annuities) reached an all-time high of 2.73% on its aggregate annuity fund values, compared to 2.48% for 2005.  This improvement was primarily attributable to a reduction in the Company’s cost of money on its annuity liabilities including in particular, the expirations of guaranteed interest rates on its 5-year rate guaranteed products sold in 2001.  The weighted average yield on invested assets, of which 99% are investment grade, was 6.14% for 2006 compared to 6.18% for 2005.  The aggregate effective duration of the Company’s available-for-sale fixed income securities and commercial mortgage loans was 5.6 years at December 31, 2006, compared to the effective duration of its liabilities of 6.4 years.

ASSET RETENTION AS A COMPETITIVE ADVANTAGE

Future growth in American Equity’s invested assets is a function of both new sales and retention of existing annuity liabilities.  The surrender charge profiles of the Company’s annuity products are designed to promote retention of such liabilities and of the related assets.  American Equity’s annuity reserves remain well protected by surrender charges with over 97% of annuity values within the contractual surrender charge period at December 31, 2006.  The average remaining surrender charge period was 10.1 years at December 31, 2006 with an average remaining surrender charge percentage of 13.4%.   Approximately $121.2 million of annuity reserves in 2007 and $129.8 million in 2008 million will reach the expirations of the applicable surrender charges.

This substantial protection is a reflection of the relatively young age of the Company’s annuity liabilities, as well as the strong consumer demand for bonus products, which carry higher surrender charges in exchange for the addition of premium bonuses to account values. American Equity emphasizes clear and conspicuous disclosure of all product terms including surrender charges to permit the consumer to make a well-informed purchase decision.  In addition, American Equity conducts suitability reviews of all purchases in all states regardless of the age of the consumer and regardless of whether the review is required under applicable insurance laws.

2007 SALES AGENT INCENTIVES

In December 2006, American Equity announced its 2007 incentive program for its agents and national marketing organizations, including a stock option program unique to the industry.   Under this program agents may receive grants of options to acquire shares of American Equity’s common stock based upon their individual sales in 2007.  In addition American Equity will provide marketing support payments to sales agents meeting specified production levels.  These payments are designed to reimburse significant agents for marketing expenses they incur in connection with sales of the Company’s products.  Both the stock option program and marketing reimbursement incentives were included in the regular pricing parameters for special incentives, and thus do not represent added acquisition costs above historical levels.   The programs have been well-received by American Equity’s agency force, which includes over 52,000 independent sales agents and over 70 national marketing organizations.

Comments Mr. Noble, “American Equity enters 2007 rated “A-” Excellent by A.M. Best Company.  We begin the year with a one-of-a-kind agent incentive program that allows the agents to become owners in the Company.  In the coming months, we hope and anticipate that regulatory confusion created by the NASD’s efforts to oversee sales of fixed index annuities will be clarified.  While we certainly can’t predict whether interest rates will be kind to us, we believe American Equity is well postured for growth in 2007.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”, “objective”, “target”, “may”, “should”, “estimate”, “projects” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss 2006 earnings on Thursday, February 22, 2007, at 10 a.m. CST.    The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 1-800-638-4817, passcode 63515659 (international callers, please dial 1-617-614-3943).  An audio replay will be available shortly after the call on AEL’s website or via telephone through March 8, 2007 by calling 1-888-286-8010, passcode 71708116 (international callers will need to dial 1-617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment life Holding Company, through its wholly-owned operating subsidiaries, is a full service under writer of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa 50325.

###

American Equity Investment Life Holding Company

Net Income/Operating Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Traditional life and accident and health insurance premiums	$3,574	$3,019	$13,622	$13,578
Annuity and single premium universal life product charges	10,376	6,296	39,472	25,686
Net investment income	172,799	153,707	677,638	554,118
Realized gains on investments	1,329	(1,030)	1,345	(7,635)
Change in fair value of derivatives	123,757	3,895	183,783	(18,029)
Total revenues	311,835	165,887	915,860	567,718

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,194	1,587	8,808	8,504
Interest credited to account balances	140,442	83,288	429,062	311,479
Change in fair value of embedded derivatives	85,689	19,706	151,057	31,087
Interest expense on notes payable	2,393	4,053	20,382	16,324
Interest expense on subordinated debentures	5,238	4,131	21,354	14,145
Interest expense on amounts due under repurchase agreements	7,603	4,455	32,931	11,280
Amortization of deferred policy acquisition costs	27,326	21,004	94,923	68,109
Other operating costs and expenses	10,780	9,370	40,418	35,896
Total benefits and expenses	281,665	147,594	798,935	496,824

Income before income taxes and minority interest	30,170	18,293	116,925	70,894
Income tax expense	10,986	7,224	41,440	25,402
Income before minority interest	19,184	11,069	75,485	45,492
Minority interest	—	—	—	2,500

Net income	19,184	11,069	75,485	42,992
Realized (gains) losses on investments, net of offsets	(417)	348	(427)	2,653
Net effect of FIN 46 and income tax contingency	384	905	—	3,698
Net effect of FAS 133	(385)	2,317	(1,724)	7,760

Operating income (a)	$18,766	$14,639	$73,334	$57,103

Earnings per common share	$0.34	$0.26	$1.34	$1.09
Earnings per common share - assuming dilution	$0.32	$0.24	$1.27	$0.99
Operating income per common share (a)	$0.34	$0.35	$1.30	$1.45
Operating income per common share - assuming dilution (a)	$0.32	$0.32	$1.23	$1.31

Weighted average common shares outstanding (in thousands):
Earnings per common share	55,889	42,053	56,243	39,333
Earnings per common share - assuming dilution	59,926	46,823	60,421	44,513

1

American Equity Investment Life Holding Company

Operating Income

Three months ended December 31, 2006

		Adjustments
	As Reported	Realized Gains and Other	FAS 133	Operating Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,574	$—	$—	$3,574
Annuity and single premium universal life product charges	10,376	—	—	10,376
Net investment income	172,799	—	—	172,799
Realized gains on investments	1,329	(1,329)	—	—
Change in fair value of derivatives	123,757	—	(84,877)	38,880
Total revenues	311,835	(1,329)	(84,877)	225,629

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,194	—	—	2,194
Interest credited to account balances	140,442	(215)	249	140,476
Change in fair value of embedded derivatives	85,689	—	(85,689)	—
Interest expense on notes payable	2,393	—	1,344	3,737
Interest expense on subordinated debentures	5,238	—	—	5,238
Interest expense on amounts due under repurchase agreements	7,603	—	—	7,603
Amortization of deferred policy acquisition costs	27,326	(470)	329	27,185
Other operating costs and expenses	10,780	—	—	10,780
Total benefits and expenses	281,665	(685)	(83,767)	197,213

Income before income taxes	30,170	(644)	(1,110)	28,416
Income tax expense	10,986	(611)	(725)	9,650

Net income	$19,184	$(33)	$(385)	$18,766

Earnings per common share	$0.34			$0.34
Earnings per common share - assuming dilution	$0.32			$0.32

(a) In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FAS 133, dealing with market value changes in derivatives, the impact of an income tax contingency liability and the impact of FIN 46, dealing with the consolidation of variable interest entities.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement

December 31, 2006

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2006	December 31, 2005

Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$4,177,029	$4,188,683
Held for investment, at amortized cost	5,128,146	4,711,427
Equity securities, available for sale, at fair value	45,512	84,846
Mortgage loans on real estate	1,652,757	1,321,637
Derivative instruments	381,601	185,391
Policy loans	419	362
Total investments	11,385,464	10,492,346

Cash and cash equivalents	38,047	112,395
Coinsurance deposits—related party	1,841,720	1,959,663
Accrued investment income	68,323	59,584
Deferred policy acquisition costs	1,088,890	977,015
Deferred sales inducements	427,554	315,848
Deferred income tax asset	73,831	92,459
Other assets	74,392	33,484
Total assets	$14,998,221	$14,042,794

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(Dollars in thousands)

	December 31, 2006	December 31, 2005

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$13,207,931	$12,237,988
Other policy funds and contract claims	128,579	126,387
Other amounts due to related parties	45,504	27,677
Notes payable	266,383	281,043
Subordinated debentures	268,489	230,658
Amounts due under repurchase agreements	385,973	396,697
Other liabilities	102,793	222,986
Total liabilities	14,405,652	13,523,436

Stockholders’ equity:
Common stock	56,144	55,527
Additional paid-in capital	384,504	379,107
Accumulated other comprehensive loss	(38,769)	(27,306)
Retained earnings	190,690	112,030
Total stockholders’ equity	592,569	519,358
Total liabilities and stockholders’ equity	$14,998,221	$14,042,794

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Traditional life and accident and health insurance premiums	$3,574	$3,019	$13,622	$13,578
Annuity and single premium universal life product charges	10,376	6,296	39,472	25,686
Net investment income	172,799	153,707	677,638	554,118
Realized gains (losses) on investments	1,329	(1,030)	1,345	(7,635)
Change in fair value of derivatives	123,757	3,895	183,783	(18,029)
Total revenues	311,835	165,887	915,860	567,718

Benefits and expenses:
Insurance policy benefits and change in future policy benefit	2,194	1,587	8,808	8,504
Interest credited to account balances	140,442	83,288	429,062	311,479
Change in fair value of embedded derivatives	85,689	19,706	151,057	31,087
Interest expense on notes payable	2,393	4,053	20,382	16,324
Interest expense on subordinated debentures	5,238	4,131	21,354	14,145
Interest expense on amounts due under repurchase agreements	7,603	4,455	32,931	11,280
Amortization of deferred policy acquisition costs	27,326	21,004	94,923	68,109
Other operating costs and expenses	10,780	9,370	40,418	35,896
Total benefits and expenses	281,665	147,594	798,935	496,824

Income before income taxes and minority interest	30,170	18,293	116,925	70,894
Income tax expense	10,986	7,224	41,440	25,402
Income before minority interest	19,184	11,069	75,485	45,492
Minority interest	—	—	—	2,500
Net income	$19,184	$11,069	$75,485	$42,992

Earnings per common share	$0.34	$0.26	$1.34	$1.09
Earnings per common share — assuming dilution (a)	$0.32	$0.24	$1.27	$0.99
Weighted average common shares outstanding (in thousands):
Earnings per common share	55,889	42,053	56,243	39,333
Earnings per common share — assuming dilution	59,926	46,823	60,421	44,513

(a)

The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust. The after tax cost ofsuch interest was $265 for the three months ended December 31, 2006, $300 for the three months ended December 31, 2005, $1,068 for the year ended December 31, 2006 and $1,202 for the year ended December 31, 2005.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Operating Income

Year ended December 31, 2006

	As Reported	Realized Gain and Other Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$13,622	$—	$—	$13,622
Annuity and single premium universal life product charges	39,472	—	—	39,472
Net investment income	677,638	—	—	677,638
Realized gains on investments	1,345	(1,345)	—	—
Change in fair value of derivatives	183,783	—	(149,989)	33,794
Total revenues	915,860	(1,345)	(149,989)	764,526

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	8,808	—	—	8,808
Interest credited to account balances	429,062	(215)	2,915	431,762
Change in fair value of embedded derivatives	151,057	—	(151,057)	—
Interest expense on notes payable	20,382	—	(4,841)	15,541
Interest expense on subordinated debentures	21,354	—	—	21,354
Interest expense on amounts due under repurchase agreements	32,931	—	—	32,931
Amortization of deferred policy acquisition costs	94,923	(470)	6,647	101,100
Other operating costs and expenses	40,418	—	—	40,418
Total benefits and expenses	798,935	(685)	(146,336)	651,914

Income before income taxes	116,925	(660)	(3,653)	112,612
Income tax expense	41,440	(233)	(1,929)	39,278
Net income	$75,485	$(427)	$(1,724)	$73,334

Earnings per common share	$1.34			$1.30
Earnings per common share — assuming dilution	$1.27			$1.23

(a)                               In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, and the impact of FAS 133, dealing with market value changes in derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early
termination	$216,834	$—	$216,834
Cost of money for index annuities	(183,144)	—	(183,144)
Change in the difference between fair value and remaining
option cost at beginning and end of period	150,093	(149,989)	104
	$183,783	$(149,989)	$33,794

Index credits included in interest credited to account balances	$219,586		$219,586

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Operating Income

Three months ended December 31, 2006

	As Reported	Realized Gain and Other Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,574	$—	$—	$3,574
Annuity and single premium universal life product charges	10,376	—	—	10,376
Net investment income	172,799	—	—	172,799
Realized losses on investments	1,329	(1,329)	—	—
Change in fair value of derivatives	123,757	—	(84,877)	38,880
Total revenues	311,835	(1,329)	(84,877)	225,629

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,194	—	—	2,194
Interest credited to account balances	140,442	(215)	249	140,476
Change in fair value of embedded derivatives	85,689	—	(85,689)	—
Interest expense on notes payable	2,393	—	1,344	3,737
Interest expense on subordinated debentures	5,238	—	—	5,238
Interest expense on amounts due under repurchase agreements	7,603	—	—	7,603
Amortization of deferred policy acquisition costs	27,326	(470)	329	27,185
Other operating costs and expenses	10,780	—	—	10,780
Total benefits and expenses	281,665	(685)	(83,767)	197,213

Income before income taxes	30,170	(644)	(1,110)	28,416
Income tax expense	10,986	(611)	(725)	9,650
Net income	$19,184	$(33)	$(385)	$18,766

Earnings per common share	$0.34			$0.34
Earnings per common share — assuming dilution	$0.32			$0.32

(a)              In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FAS 133, dealing with market value changes in derivatives and the impact of an income tax contingency liability established in the prior year.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$89,904	$—	$89,904
Cost of money for index annuities	(51,128)	—	(51,128)
Change in the difference between fair value and remaining option cost at beginning and end of period	84,981	(84,877)	104
	$123,757	$(84,877)	$38,880

Index credits included in interest credited to account balances	$90,401		$90,401

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Operating Income/Net Income

Quarterly Summary — Most Recent 5 Quarters (Unaudited)

	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,574	$3,313	$3,211	$3,524	$3,019
Annuity and single premium universal life product charges	10,376	10,756	10,740	7,600	6,296
Net investment income	172,799	173,272	169,182	162,385	153,707
Change in fair value of derivatives	38,880	(5,992)	7,474	(6,568)	(12,550)
Total revenues	225,629	181,349	190,607	166,941	150,472

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,194	1,947	2,269	2,398	1,587
Interest credited to account balances	140,476	93,415	108,420	89,451	83,213
Interest expense on notes payable	3,737	3,960	3,909	3,935	4,053
Interest expense on subordinated debentures	5,238	5,796	5,402	4,918	4,131
Interest expense on amounts due under repurchase agreements	7,603	10,997	8,532	5,799	4,455
Amortization of deferred policy acquisition costs	27,185	26,635	24,473	22,807	20,734
Other operating costs and expenses	10,780	9,527	9,931	10,180	9,370
Total benefits and expenses	197,213	152,277	162,936	139,488	127,543

Operating income before income taxes	28,416	29,072	27,671	27,453	22,929
Income tax expense	9,650	10,193	9,720	9,715	8,290

Operating income (a)	18,766	18,879	17,951	17,738	14,639
Realized gains (losses) on investments, net of offsets	417	(177)	214	(27)	(348)
Net effect of FIN 46 and state income tax contingency	(384)	384	—	—	(905)
Net effect of FAS 133	385	(9,669)	24,746	(13,738)	(2,317)

Net income	$19,184	$9,417	$42,911	$3,973	$11,069

Operating income per common share (a)	$0.34	$0.34	$0.32	$0.32	$0.35
Operating income per common share — assuming dilution (a)	$0.32	$0.32	$0.30	$0.30	$0.32
Earnings per common share	$0.34	$0.17	$0.77	$0.07	$0.26
Earnings per common share — assuming dilution	$0.32	$0.16	$0.71	$0.07	$0.24

Weighted average common shares outstanding (in thousands):
Earnings per common share	55,889	55,684	55,644	55,554	42,053
Earnings per common share — assuming dilution	59,926	60,314	60,655	60,799	46,823

(a)             In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FAS 133, dealing with market value changes in derivatives, the impact of an income tax contingency liability, and the impact of FIN 46, dealing with the consolidation of variable interest entities.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Capitalization/ Book Value per Share

	December 31, 2006	December 31, 2005
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$266,383	$281,043
Subordinated debentures payable to subsidiary trusts	268,489	230,658
Total debt	534,872	511,701

Total stockholders’ equity	592,569	519,358

Total capitalization	1,127,441	1,031,059
Accumulated other comprehensive loss (AOCL)	38,769	27,306
Total capitalization excluding AOCL (a)	$1,166,210	$1,058,365

Total stockholders’ equity	$592,569	$519,358
Accumulated other comprehensive loss	38,769	27,306
Total stockholders’ equity excluding AOCL (a)	$631,338	$546,664

Common shares outstanding	56,144,074	55,527,180

Book Value per Share: (b)
Book value per share including AOCL	$10.55	$9.35
Book value per share excluding AOCL (a)	$11.25	$9.84

Debt-to-Capital Ratios: (c)
Senior debt / Total capitalization	22.8%	26.6%
Adjusted debt / Total capitalization	31.4%	33.7%

(a)             Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of accumulated other comprehensive loss.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair market value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful  supplemental information.

(b)            Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity  excluding AOCL divided by the total number of shares of common stock outstanding.

(c)             Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Annuity Deposits by Product Type

	Three Months Ended December 31,		Year Ended December 31,
Product Type	2006	2005	2006	2005
	(Dollars in thousands)
Index Annuities:
Index Strategies	$245,915	$463,367	$1,160,467	$1,780,092
Fixed Strategy	159,845	223,579	626,791	908,868
	405,760	686,946	1,787,258	2,688,960
Fixed Rate Annuities:
Single-Year Rate Guaranteed	14,135	28,929	76,164	193,288
Multi-Year Rate Guaranteed	1,811	2,087	6,544	12,807
	15,946	31,016	82,708	206,095

Total before coinsurance ceded	421,706	717,962	1,869,966	2,895,055
Coinsurance ceded	535	633	2,859	4,688

Net after coinsurance ceded	$421,171	$717,329	$1,867,107	$2,890,367

Surrender Charge Protection and Fund Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Fund Values at December 31, 2006

	Surrender Charge			Net Fund Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	13.8	11.4	14.8%	$8,764,286	79.4%
Single-Year Fixed Rate Guaranteed Annuities	10.6	6.0	9.1%	1,660,484	15.0%
Multi-Year Fixed Rate Guaranteed Annuities	6.8	3.2	5.9%	616,069	5.6%

Total	12.9	10.1	13.4%	$11,040,839	100.0%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Financial Supplement — December 31, 2006

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$220,628	$66,507
1.0% < 2.0%	17,420	1,556
2.0% < 3.0%	46,953	6,879
3.0% < 4.0%	17,783	17,439
4.0% < 5.0%	117,745	42,209
5.0% < 6.0%	52,187	48,902
6.0% < 7.0%	192,602	187,058
7.0% < 8.0%	219,751	275,308
8.0% < 9.0%	259,549	522,310
9.0% <10.0%	402,105	541,389
10.0% or greater	729,830	7,054,729
	$2,276,553	$8,764,286

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$287,135	0.00%
2007	121,166	4.03%
2008	129,786	5.30%
2009	402,896	7.48%
2010	463,561	7.18%
2011	432,136	7.64%
2012	643,500	8.27%
2013	731,815	8.90%
2014	684,158	10.40%
2015	603,138	12.33%
2016	776,803	13.47%
2017	955,226	14.05%
2018	739,416	14.93%
2019	247,924	15.22%
2020	611,208	16.03%
2021	682,727	17.44%
2022	1,317,731	19.33%
2023	1,210,513	20.00%
	$11,040,839	13.34%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Financial Supplement — December 31, 2006

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,886,687	$8,631,669
Multi-year (3 - 5 years)	389,866	132,617
	$2,276,553	$8,764,286

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	—	$8,767
2.20%	20,190	87,169
2.25% (3)	255,395	2,765,109
3.00%	1,897,336	4,350,982
3.50% (4)	—	1,552,259
4.00%	103,632	—
	$2,276,553	$8,764,286

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6)
No differential	$95,433	$—
› 0.0% - 0.5%	1,450,288	930,112
› 0.5% - 1.0%	300,751	1,355,127
› 1.0% - 1.5%	174,687	124,741
› 1.5% - 2.0%	42,781	291
› 2.0% - 2.5%	84,556	1,190
› 2.5% - 3.0%	67,571	3,541
Greater than 3.0%	60,486	—
Index strategies	—	6,349,284
	$2,276,553	$8,764,286

(1)          In addition, $1,437,841 (63%) of the Fixed Annuities Account Value have market value adjustment protection.

(2)          The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)          Products have a guarantee of 2.25% for the first 10 years, & 3.00% thereafter.

(4)          Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, & 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)          Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.

(6)          Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 179 basis points.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement – December 31, 2006

	Year Ended December 31,
	2006	2005

Average yield on invested assets	6.14%	6.18%
Cost of Money
Aggregate	3.41%	3.70%
Average net cost of money for index annuities	3.28%	3.38%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.25%	3.32%
Multi-year rate guaranteed	4.81%	5.56%

Investment spread:
Aggregate	2.73%	2.48%
Index annuities	2.86%	2.80%
Fixed rate annuities:
Annually adjustable	2.89%	2.86%
Multi-year rate guaranteed	1.33%	0.62%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement – December 31, 2006

Summary of Invested Assets

	December 31, 2006		December 31, 2005
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Fixed maturity securities:
United States Government full faith and credit	$2,746	—	$2,774	—
United States Government sponsored agencies	7,966,485	70.0%	7,445,474	71.0%
Public utilities	137,461	1.2%	133,346	1.3%
Corporate securities	643,850	5.6%	674,230	6.4%
Redeemable preferred stocks	135,933	1.2%	46,896	0.4%
Mortgage and asset-backed securities:
Government	67,883	0.6%	220,379	2.1%
Non-Government	350,817	3.1%	377,011	3.6%
Total fixed maturity securities	9,305,175	81.7%	8,900,110	84.8%
Equity securities	45,512	0.4%	84,846	0.8%
Mortgage loans on real estate	1,652,757	14.5%	1,321,637	12.6%
Derivative instruments	381,601	3.4%	185,391	1.8%
Policy loans	419	—	362	—
Total investments	$11,385,464	100.0%	$10,492,346	100.0%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Credit Quality of Fixed Maturity Securities

		December 31, 2006		December 31, 2005
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
			(Dollars in thousands)
1	Aaa/Aa/A	$8,643,440	92.9%	$8,368,330	94.0%
2	Baa	556,218	6.0%	416,614	4.7%
3	Ba	88,896	0.9%	93,335	1.0%
4	B	12,022	0.1%	3,396	0.1%
5	Caa and lower	—	—	11,719	0.1%
6	In or near default	4,599	0.1%	6,716	0.1%
	Total fixed maturity securities	$9,305,175	100.0%	$8,900,110	100.0%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Mortgage Loans by Region and Property Type

	December 31, 2006		December 31, 2005
	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)
Geographic distribution
East	$364,977	22.1%	$283,085	21.4%
Middle Atlantic	115,930	7.0%	93,579	7.1%
Mountain	267,808	16.2%	198,476	15.0%
New England	43,228	2.6%	47,839	3.6%
Pacific	132,085	8.0%	117,977	8.9%
South Atlantic	299,373	18.1%	213,423	16.1%
West North Central	290,592	17.6%	258,181	19.6%
West South Central	138,764	8.4%	109,077	8.3%
Total mortgage loans	$1,652,757	100.0%	$1,321,637	100.0%

Property type distribution
Office	$508,093	30.7%	$384,606	29.1%
Medical Office	78,147	4.7%	75,716	5.7%
Retail	389,534	23.6%	285,715	21.6%
Industrial/Warehouse	381,248	23.1%	346,461	26.2%
Hotel	71,510	4.3%	52,274	4.0%
Apartments	91,190	5.5%	68,795	5.2%
Mixed use/other	133,035	8.1%	108,070	8.2%
Total mortgage loans	$1,652,757	100.0%	$1,321,637	100.0%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement — December 31, 2006

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company

5000 Westown Parkway, Suite 440

West Des Moines, IA 50266

Inquiries:

D. J. Noble, Chairman

(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Senior Vice President

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

	High	Low	Close	Dividend Declared
2006
First Quarter	$14.34	$12.76	$14.34	$0.00
Second Quarter	$14.60	$10.66	$10.66	$0.00
Third Quarter	$12.55	$10.07	$12.27	$0.00
Fourth Quarter	$13.44	$11.90	$13.03	$0.05

2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00
Third Quarter	$11.96	$10.41	$11.35	$0.00
Fourth Quarter	$13.06	$10.83	$13.05	$0.04

2004
First Quarter	$13.15	$10.05	$12.85	$0.00
Second Quarter	$13.10	$9.75	$9.95	$0.00
Third Quarter	$10.22	$8.79	$9.49	$0.00
Fourth Quarter	$11.00	$9.41	$10.77	$0.02

Transfer Agent:

Comptershare Trust Company, N.A.

P.O. Box 43010

Providence, RI 02940-0310

Phone: (877) 282-1169

Fax: (781) 575-2723

www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement - December 31, 2006

Research Analyst Coverage

Steven Schwartz

Raymond James & Associates, Inc.

(312) 612-7686

steven.schwartz@raymondjames.com

David O. Lewis

SunTrust Robinson Humphrey

(404) 926-5097

david_lewis@rhco.com

E. Stewart Johnson

Friedman, Billings, Ramsey & Co., Inc.

(212) 381-9219

sjohnson@fbr.com

Mark Finkelstein

Cochran Caronia Waller

(312) 425-4079

mfinkelstein@ccwco.com

Richard Sbaschnig

Oppenheimer & Co., Inc.

(212) 668-4474

richard.sbaschnig@opco.com

Yaron Shashoua

Fox-Pitt, Kelton

(212) 687-1105

yshashoua@foxpitt.com

Elizabeth C. Malone

KeyBanc Capital Markets

(917) 368-2230

bmalone@keybanccm.com

Keith F. Walsh

Citigroup Investment Research

(212) 816-5452

keith.f.walsh@citigroup.com